Exhibit 10.2

INVESTMENT AGREEMENT

         This Investment Agreement (the “Agreement”) is entered into between Innofone.com (the “Investor”)  or (the “Company”) , Alex Lightman (the “ Fund Manager”) and Ipv6 Fund Inc , (“ the Fund”) effective as of Monday August 8, 2005 (the “Effective Date”) For purposes of this Agreement,  the  Investor ,the Fund Manager and the “Fund” shall be referred to individually as a “Party” and all of them shall be referred to collectively as the “Parties”.

Recitals

         A.         Investor desires to capitalize the Ipv6 Fund Inc by contributing 50,000,000 (Fifty Million ) common shares of Innofone.com to the IPv6 Fund Inc in exchange for 50,000,000 ( Fifty Million ) common shares of IPv6 Fund Inc, equal to 50% of the issued and outstanding shares of IPv6 Fund Inc, a Nevada corporation The Fund is currently controlled by IPVv6 Investments Limited and Alex Lightman.

         B.          Investor desires to invest in the IPv6 Fund Inc by exchanging 50,000,000 (fifty Million) shares of common stock of Ipv6 Fund Inc for 50,000,000 (fifty Million) shares in the publicly traded company known as Innofone.com and the IPv6 Fund Inc has agreed to accept the shares of Innofone.com as more fully described herein in exchange for the shares of the Fund. As of the date hereof, there are approximately 26,500,000 common shares of Innofone.com issued and outstanding; and approximately 33,333,000 additional shares of Innofone.com are to be issued in connection with the purchase of Ipv6 Summit Inc. as stated hereunder.

         C.         The IPv6 Fund Inc wishes to exchange 50,000,000 common shares of IPv6 Fund Inc for 50,000,000 common stock of Innofone Inc, with Investor, according to the terms and conditions of this Agreement.

Agreement

         In consideration of the premises and of the mutual covenants contained in this Agreement, the Parties agree as follows:

         1.       Exchange of Stock

                  1.1     Purchase and Sale.  Subject to the terms and conditions of this Agreement, Investor agrees to  Purchase, and Fund agrees to sell , common stock of IPv6 Fund Inc (the Stock)  , that amounts to 50% of the total issued and outstanding stock in IPv6 Fund Inc , a Nevada Corporation founded, owned and controlled by Alex Lightman as of date hereof. The Investor agrees to deliver 50,000,000 shares of unregistered common stock of Innofone.com (Trading Symbol INFN.OB) in exchange for the delivery of the 50,000,000 shares of IPv6 Fund Inc

                  1.3     Closing.  The purchase and sale of the stock of IPv6 Fund Inc shall be consummated in the manner described in this Section 1.3.  The consummation of the purchase of the IPv6 Fund Inc stock shall be conditioned upon, and shall occur simultaneously with or immediately after, the consummation of the Closing. Closing shall occur on or before August 30th 2005 (the “Closing Date”).  All parties agree that all representations, covenants and warranties set fourth herein shall be true and correct as of the Closing Date, and same shall be a condition to Closing. At Closing, the following shall occur:

                           (a)         The Investor shall deliver to the Ipv6 Fund Inc and registered in IPv6 Fund Inc. name, Fifty Million (50,000,000) shares of unregistered common stock of Innofone.com (INFN.OB)

                           (b)        Upon receipt of consideration specified in paragraph 1.2, the IPv6 Fund  Inc shall deliver to the Investor:

                                       (i)         a stock certificate or certificates for the amount of  Fifty Million Common Shares (representing 50 % of the issued and outstanding common stock of IPv6 Fund Inc) together with an authorized officers signature, which signature shall be guaranteed by an eligible guarantor institution with membership in an approved signature guaranty medallion program pursuant to Securities and Exchange Commission Rule 17A8-15 if so requested by the Investor, together with all the IPv6 Funds Company kits including, and all documents relating to the Company.

                                      (ii)         A certificate Good Standing from the State of Nevada  confirming that IPv6 Fund Inc is incorporated and in good standing as of the closing date.

                                     (iii)        All Books and Records of the Fund including but not limited to: By-laws, Articles of Incorporation (amendments, if any) and Minute Book.

                                    (iv)        A certificate from all officer of Ipv6 Fund Inc acknowledging that the representations and warranties of the Company set forth herein are true and correct as of the Closing.

         2.       Representations 0f Fund.  Fund represents, warrants and agrees to and with Investor as follows as of the Effective Date and as of the date (the “Closing Date”) on which the purchase and sale of the Shares is consummated:
                  (a)         Fund is legally incorporated and in good standing in the state of Nevada , the  Ipv6 Fund Inc has authorized the issuance from treasury of the shares and once issued and delivered to Investor the Investor shall own the 50,000,000 common  Shares, as validly issued fully paid up and non assessable shares with full voting rights, and good and marketable title to the Shares.

                  (b)        Fund has full power, authority, and legal right to issue the Shares;

                  (c)        There are no charges, claims, liens, pledges, or other encumbrances on the Shares;

                  (d)        This Agreement constitutes a legal and binding obligation of the Fund, and is valid and enforceable against the Fund and Funds successors in accordance with its terms;

                  (e)        Other than applicable securities laws, there are no restrictions on Funds right or ability to issue the Shares to Purchaser;

                  (f)         The Shares are registrable in the name of the Investor;

                  (g)        The Fund has full power, authority, and legal right to issue the Shares to the Investor pursuant to the terms of this Agreement;

                  (h)      The execution, delivery and performance of this Agreement by the Fund does not require the consent or approval of any other person, entity or governmental agency.  This Agreement has been duly executed and delivered by Fund and constitutes a legal, valid and binding obligations of the Fund, enforceable against Fund in accordance with its terms and not in violation of any other agreements, instruments, order or judgment by which Fund is bound or subject. The Fund has the full right, power and authority to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations under this Agreement, and has taken all necessary action to authorize such execution, delivery and performance.  Fund has duly executed and delivered this Agreement, which is a legal, valid and binding obligation of Fund, enforceable against Fund in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws relating to creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  (i)       The execution and delivery of this Agreement and the performance of the obligations imposed on Fund hereunder will not result in a violation of any order, decree or judgment of any court or governmental agency having jurisdiction over Fund or Funds properties, will not conflict with constitute a default under, or result in the breach of, any contract, agreement or other instrument to which Fund is a party or is otherwise bound and no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement by Fund;

                  (j)       There is no litigation or proceeding pending or, to the best knowledge of Fund, threatened, against Fund, which would have an effect on the validity or performance of this Agreement;

                  (k)      There are no restrictions on the transfer of the Shares to Investor and Investor is entitled to have the Shares registered in its name;

                  (l)      Upon delivery of the Shares and payment of the consideration therefor pursuant to this Agreement, title to such securities, free and clear of all liens, encumbrances and pledges (except for restrictions on transferability under the Act), will pass to the Investor. The delivery of the Shares to the  Investor pursuant to this Agreement will transfer legal and valid title thereto, free and clear of all liens, claims, charges and other encumbrances and other than as set forth herein, subject to no condition to, or restriction on, the ability of the holder thereof to sell, assign or otherwise transfer such securities, whether set forth in such security or arising under contract or by operation of law, except for restrictions on transferability under the Act and any applicable state securities laws;

                  (m)     Fund shall take all action necessary, as the Investor shall request, to cause the Company and/or its transfer agent to have the Investor registered as the holder of record of such securities at no cost to the Investor;

                  (n)      The Shares are not subject to any right of first refusal or other similar right in favor of any person;

                  (o)       Alex Lightman is a director, officer, and major stockholder of the IPv6 Fund Inc and has agreed to enter into a 5 year agreement to act as a fund manager of the IPv6 Fund Inc.

         3.       Representations 0f Investor.  Investor hereby represents, warrants, and agrees to and with Fund as follows:

                  (a)         Investor has full power, authority, and legal right to purchase the Shares from Seller, and the execution of this Agreement by Investor does not require the consent of, or notice to, any party not previously obtained or given;

                  (b)        This Agreement constitutes a legal and binding obligation of the Investor, and is valid and enforceable against Investor and Investors successors in accordance with its terms;

                  (c)         Investment Representations.

                               (i)         Investor acknowledges being informed that the Company’s common stock is being received as part of the purchase consideration and delivered at closing to Investor is not registered under the Securities Act of 1933;

                              (ii)         Investor has not obtained any representative to review or evaluate its purchase of common stock in the Company and, by reason of Investors knowledge and experience in financial and business matters in general, Investor is capable of evaluating the merits and risks of this transaction; seller has been afforded the opportunity to have his financial and or legal advisor review or evaluate the merits of the transaction herein contemplated.

                             (iii)        Investor has examined this Agreement and has been given access to all underlying documents related to this transaction, or will be on or before the Closing date, and is (or will be) satisfied that it has received such information as Investor deems necessary or appropriate as a prudent and knowledgeable investor to verify the accuracy of such information and to evaluate the merits and risks of buying common stock in the Company.  Investor has carefully evaluated its financial resources, investment condition and the risks attendant upon this investment, and acknowledges that it is able to bear the economic risks of this investment;

                           (iv)        Investor realizes that neither the Securities and Exchange Commission nor the securities regulatory body of any country or state has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement;

                           (v)        At the time of this Agreement or on or before the Closing, Investor reviewed the economic consequences of this Agreement, was afforded access to the books and records of the Company (including but not limited to corporate minute book and filings with the U.S. Securities and Exchange Commission), conducted an independent investigation of the business of the Company, and was fully familiar with the financial affairs of the Company. Investor has received and reviewed the Company’s financial statements as filed with the SEC, as well as any other documents or other information desired by Investor, and Investor has had the opportunity to discuss the sale of the Shares with Fund and the Company, and Investor has obtained or been given access to all information concerning, including information concerning the Closing, that Investor has requested;

                           (vii)       Investor confirms that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company and of making an informed investment decision. Investor understands the term "accredited investor" as used in Regulation D promulgated under the

United States Securities Act of 1933 and represents and warrants to the Fund  that Investor is an "accredited investor" for purposes of acquiring the Common Stock purchased by it hereunder;

                           (viii)      Investor acknowledges being informed and agrees that certificates for Company common stock issued to it are subject to the provisions of securities Regulations and Laws of the United States in regard to Federal Securities laws as defined in the Securities act of 1933 as amended.

                  (d)         Previous Agreements.  Neither the execution, delivery, nor performance of this Agreement shall conflict with or result in the breach of any material term, condition, provision of or constitute a default under any material agreement, contract instrument or lease to which Investor or the Fund is a party or by which Investor or the fund is bound.

                  (e)         Investor understands that the Shares and the transfer of Shares pursuant to this Agreement have not been registered under federal or state securities laws and the Shares are “restricted” securities as defined in Rule 144 under the Securities Act of 1933, as amended (the “Act”).  Purchaser understands that the sale, offer for sale, transfer, pledge or hypothecation of the Shares may only be accomplished if there is an effective registration statement covering that transaction (under applicable U.S. federal and state securities laws) or if the transaction is exempt from registration (under all U.S. federal and state securities laws)

                  (f)         Investor understands that Alex Lightman shall continue as a director, officer, and major stockholder of Ipv6 Fund Inc, shall be the Chief Executive Officer of Innofone.com and shall be the Fund Manager of the Ipv6 Fund and shall operate his other businesses in the ordinary course of business.

         4.      Representations of the Company.

                  4.1     Due Organization and Qualification; Subsidiaries; Due Authorization. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation, with full corporate power and authority to own, lease and operate its respective business and properties and to carry on its respective business in the places and in the manner as presently conducted.  The Company is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification. The undersigned signatory, Peter Maddocks is executing this Agreement on behalf of the Company is the President of the Company and has full authority to execute this Agreement on behalf of the Company. The Board of Directors of the Company have approved the transactions contemplated by this Agreement.

                           (a)         The Company does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity.

                           (b)        The Company has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby.  The Company has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

                  4.2     No Conflicts or Defaults.  The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the Certificate of Incorporation or By-laws of the Company or (b) with or without the giving of notice or the passage of time  (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which the Company is a party or by which the Company is bound, or any judgment, order or decree, or any law, rule or regulation to which the Company is subject, (ii) result in the creation of, or give any party the right to create, any lien, charge, encumbrance or any other right or adverse interest (“Liens”) upon any of the assets of the Company, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any agreement, arrangement or commitment to which the Company is a party or by which the Company’s assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, the Company is to perform any duties or obligations or receive any rights or benefits under any agreement, arrangement or commitment to which it is a party.

                  4.3     Capitalization.  The authorized capital stock of the Company immediately prior to giving effect to the transactions contemplated hereby consists of 950,000,000 shares of Common Stock, par value $0.001 per share, of which 25,000,000 shares are issued and outstanding as of the date hereof.  All of the outstanding shares of the Company are, and Shares when transferred in accordance with the terms hereof, will be, duly authorized, validly issued, fully paid and nonassessable, and have not been or, with respect to Shares, will not be issued in violation of any preemptive right of stockholders.  The Shares are not subject to any preemptive or subscription right.  There is no outstanding voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling the Company to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for its Common Stock.  The Company has not granted registration rights (or any similar rights) to any person. There are no declared or accrued unpaid dividends with respect to any shares of the Company’s Common Stock. The Company has no other capital stock authorized issued or outstanding. The Company has never adopted or maintained any stock option plans or other plan providing for equity compensation of any person. There are no agreements, written or oral, between the Company and of their shareholders or among any shareholders relating to the acquisition (including without limitation rights of first refusal or preemptive rights), disposition, registration under the Securities Act of 1933, as amended (the “Securities Act”), or voting of the capital stock of the Company. There are no outstanding or authorized stock appreciation, plantom stock, profit participation, or other similar rights with respect to the Company.  There are no voting trusts, proxies, or other agreements or understandings with respect to voting stock of the Company. There have been no issuances (or promises to issue) under the aforementioned stock incentive plan.

                  4.4      Financial Statements. The Company has provided Investor financial information, including copies of the balance sheets of the Company at 2002, 2003, and 2004 the related statements of operations and stockholders’ cash flows for the fiscal years then ended, including the notes thereto, as audited by the Company, chartered accountants, and the balance sheet of the Company (all such statements being referred to collectively as the “Financial Statements”).  The Financial Statements, together with the notes thereto, have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent throughout all periods presented.  These statements present fairly the financial position of the Company as of the dates and for the periods indicated.  The books of account and other financial records of the Company have been maintained in accordance with good business practices. The Company is aware of no facts or circumstance, not disclosed in the Company’s SEC Reports or hereby which adversely affects the Company assets or affects the financial condition of the Company.

                  4.5     Further Financial Matters.  The Company does not have any (a) assets of any kind or (b) liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise, which are required to be reflected or reserved in a balance sheet or the notes thereto under generally accepted accounting principles, but which are not reflected in the Financial Statements. The Company does not have any (a) assets of any kind or (b) liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise, and will not have any on the Closing Date. The Company shall be responsible for all debts, taxes, and liabilities of whatever nature incurred prior to the Closing Date . The company warrants that as of the closing date it will have an equity line of credit of a minimum of $10,000,000  Ten million dollars from an acceptable financial organization and that it will utilize $1,000,000 of the proceeds of such credit line to pay the cash portion of the purchase price due seller.

                  4.6     Taxes.  The Company has filed all United States federal, state, county, local and foreign, national, provincial and local returns and reports which were required to be filed on or prior to the Closing Date hereof in respect of all income, withholding, franchise, payroll, excise, property, sales, use, value-added or other taxes or levies, imposts, duties, license and registration fees, charges, assessments or withholdings of any nature whatsoever (together, “Taxes”), and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of The Company and adequate reserves therefore have been established.  All such returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by the Company, as the case may be, such judgments were reasonable under the circumstances) and complete.  No tax return or tax return liability of the Company has been audited or, presently under audit.  The Company has not given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes (or any related penalties, fines and interest).  There are no claims pending or, to the knowledge of the Company, threatened, against for past due Taxes.  All payments for withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of the Company, including, without limitation, amounts payable pursuant to the Federal Insurance Contributions Act, have been paid or shall be paid prior to the Closing and have been duly provided for on the books and records of the Company and in the Financial Statements. As of the Closing Date, there are (and immediately following the Closing Date there will be) no liens, pledges, charges claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, “Liens”) on the assets of the Company relating to or attributable to Taxes. As of the Closing Date, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company.  The Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)4 of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owed by the Company.  The Company is not a party to any tax sharing, indemnification or allocation agreement nor does it owe any amount under any such agreement. No adjustment relating to any Return filed by  Innofone.com, Inc. has been proposed formally or informally by any tax authority to the Company or any representative therof. The Company has not participated (either as a “distributing” or “controlled” corporation) in any transaction described in Section 355 of the Code.

                  4.7     Indebtedness; Contracts; No Defaults. The Company has no instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which the Company is a party.

                           (a)      Neither the Company, nor any other person or entity is in breach or in default under any contract, agreement, arrangement, commitment or plan to which the Company is a party, and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a breach or default by the Company or any other person or entity.  The Company has not received any notice of default under any contract, agreement, arrangement, commitment or plan to which it is a party.

                           (b)     As of the date hereof and as of the Closing Date (the Company will not be bound by), the Company is not a party to nor bound by:

                                    (i)         any agreement of any nature including but not limited to: any employment or consulting agreement, contract or commitment, with any employee or individual consultation or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization; any agreement or plan, including, without limitation, any stock option plans, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any  of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, any agreement, contract or commitment containing any covenant limiting the freedom of Innofone.com, Inc. to engage in any line of business or to compete with any person; any agreement, contract or commitment relating to capital expenditures and involving future payments; any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise any dealer, distribution, joint marketing or development agreement; or any other agreement, contract or commitment.

                                    (ii)         any fidelity or surety bond or completion bond;

                                    (iii)        any lease of personal property;

                                    (iv)        any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

                                    (v)         any purchase order or contract for the purchase of materials; and

                                    (vi)        any construction contracts.

                  4.8     Real Property.  The Company does not own or lease any real property.

                  4.9     Compliance with Law.  The Company is not conducting its respective business or affairs in violation of any applicable federal, state or local law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers.  The Company has not received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

                           (a)         The Company is in compliance with all applicable federal, state, local and foreign laws and regulations relating to the protection of the environment and human health.  There are no claims, notices, actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of the Company, threatened against the Company that are based on or related to any environmental matters or the failure to have any required environmental permits, and there are no past or present conditions that the Company has reason to believe are likely to give rise to any liability or other obligations of the Company under any environmental laws.

                  4.10    Permits and Licenses.  The Company all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably necessary to conduct its respective business and to own, lease, use, operate and occupy its assets, at the places and in the manner now conducted and operated.  The Company has not received any written or oral notice or claim pertaining to the failure to obtain any permit, certificate, license, approval or other authorization required by any federal, state or local agency or other regulatory body.

                  4.11    Litigation.  There is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened, against or affecting the business of the Company, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of Innofone.com, Inc., has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12 month period preceding the date hereof; (b) there is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or affecting the business of Innofone.com, Inc.; and (c) Innofone.com, Inc. has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

                  4.12    Insurance.  Innofone.com, Inc. does not currently maintain any form of insurance. The parties hereto agree to obtain officers and directors liability insurance policy as soon possible.

                  4.13    Certificate of Incorporation and By-laws; Minute Books.  The copies of the Certificate of Incorporation and By-laws (or similar governing documents) of Innofone.com, Inc., and all amendments to each are true, correct and complete.  The minute books of Innofone.com, Inc. contains true and complete records of all meetings and consents in lieu of meetings of their respective Board of Directors (and any committees thereof), or similar governing bodies, since the time of their respective organization. To the best of Frederic Richardson and the director   knowledge, the stock books of Innofone.com, Inc. are true, correct and complete.

                  4.14    Employee Benefit Plans.  Innofone.com, Inc. does not maintain, nor has Innofone.com, Inc. maintained in the past, any employee benefit plans (“as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), or any plans, programs, policies, practices, arrangements or contracts (whether group or individual) providing for payments, benefits or reimbursements to employees of Innofone.com, Inc., former employees, their beneficiaries and dependents under which such employees, former employees, their beneficiaries and dependents are covered through an employment relationship with Innofone.com, Inc., any entity required to be aggregated in a controlled group or affiliated service group with Innofone.com, Inc. for purposes of ERISA or the Internal Revenue Code of 1986 (the “Code”)

(including, without limitation, under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA, at any relevant time (“Benefit Plans”). Innofone.com, Inc. has never maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code. At no time has Innofone.com, Inc. contributed to or been obliged to contribute to any Multiemployer Plan. Innofone.com, Inc. has never maintained, established, sponsored, participated in, or contributed to any multiple employer plan, or to any plan described in Section 413 of the Code.

                  4.15   Patents; Trademarks and Intellectual Property Rights. Innofone.com, Inc. does not own or possesses any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, Internet web site(s) or proprietary rights of any nature, nor to  knowledge is Innofone.com, Inc  in violation of other’s patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, Internet web site(s) or proprietary rights of any nature..

                  4.16    Affiliate Transactions.  Except as disclosed to Investor, neither nor any officer, director or employee of Innofone.com, Inc. (or any of the relatives or Affiliates of any of the aforementioned Persons) is a party to any agreement, contract, commitment or transaction with Innofone.com, Inc. or affecting the business of Innofone.com, Inc., or has any interest in any property, whether real, personal or mixed, or tangible or intangible, used in or necessary to which will subject the Innofone.com, Inc. to any liability or obligation from and after the Closing Date.

                  4.17    Trading.  Innofone.com, Inc. Common Stock is currently listed for trading on the OTC Bulletin Board (the “Bulletin Board”), and Innofone.com, Inc. has received no notice that its Common Stock is subject to being delisted therefrom. To the knowledge of there is no action, inquiry or investigation pending or threatened against Innofone.com, Inc. by Nasdaq, the NASD or the SEC.

                  4.18    Changes in Capital Structure. For a period of twelve months from the closing date of this agreement Innofone.com Inc. shall not affect any reverse split, unless authorized in righting by the majority stockholders at a shareholders meeting .

                  4.19    Consents.  No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission (“Governmental Entity”) is required by or with respect to Innofone.com, Inc. in connection with the execution and delivery of this Agreement and any Related Agreements to which the Company is a party or the consummation of the transactions contemplated hereby and thereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws.

                  4.20   Employees. Innofone.com, Inc. will have no employees. Innofone.com, Inc. shall hold Purchaser harmless from all claims for wages, vacation and fringe benefits and from all payroll taxes and penalties, industrial insurance, employment security claims, whether assessed by Federal, State, or local governmental authorities, with respect to any of its employees up to the Closing Date and Purchaser shall have no responsibility with respect to any employees or former employees of Innofone.com, Inc.

                  4.21    SEC Filings; Financial Statements.  Innofone.com, Inc. has filed all forms, reports and documents required to be filed with the SEC (collectively, the “Innofone.com, Inc.

SEC Reports”).  The Innofone.com, Inc. SEC Reports (i) at the time they were filed, complied as to form in all respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of fact or omit to state a fact require to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Except to the extent set forth in the preceding sentence, Innofone.com, Inc. makes no representation or warranty whatsoever concerning the Innofone.com, Inc. SEC Reports as of any time other than the time they were filed.

                  4.22    No Changes.  Since the date of the last Innofone.com, Inc. SEC Report, there have not been, occurred or arisen any:

                           (a)        amendments or changes to the Certificate of Incorporation or Bylaws of Innofone.com, Inc.;

                           (b)        capital expenditure or commitment by Innofone.com, Inc.;

                           (c)        destruction of, damage to or loss of any assets, business or customer of Innofone.com, Inc. (whether or not covered by insurance);

                           (d)        labor trouble or claim of wrongful discharge or other unlawful labor practice or action involving Innofone.com, Inc.;

                           (e)        change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Innofone.com, Inc.;

                           (f)        revaluation by Innofone.com, Inc. of any assets;

                           (g)        declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of Innofone.com, Inc. or any direct or indirect redemption, purchase or other acquisition by Innofone.com, Inc. of its capital stock other than repurchase of shares of the capital stock of Innofone.com, Inc. from their employees in connection with the termination of such employees’ employment with Innofone.com, Inc.;

                           (h)        increase in the salary or other compensation whether cash or equity-based, payable or to become payable by Innofone.com, Inc. to any of the officers, directors, employees or advisors of Innofone.com, Inc., or the declaration, payment or commitment or obligation of any kind for the payment, Innofone.com, Inc. of a bonus or other salary or compensation to any such person;

                           (i)         increase, or announcement of any increase, in the wages, salaries, compensation, bonuses, incentives, pension, or other benefits payable by Innofone.com, Inc. to any of employees, consultants, or directors;

                           (j)        loan by Innofone.com, Inc. to any person or entity, incurring by Innofone.com, Inc. of any indebtedness, guaranteeing by Innofone.com, Inc. of any indebtedness, issuance or sale of any debt securities of Innofone.com, Inc. or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practice;

                           (k)        waiver or release of any right or claim of Innofone.com, Inc. including any write-off or other compromise of any account receivable of Innofone.com, Inc.;

                           (l)         the commencement or notice or threat or reasonable basis therefor of any lawsuit or, to the knowledge of Innofone.com, Inc., any proceedings or investigation against Innofone.com, Inc.;

                           (m)       issuance or sale, or contract to issue or sell, by Frederic Richardson of any shares of the capital stock of Innofone.com, Inc. or any or securities exchangeable, convertible or exercisable therefor, or any securities, warrants, options or rights to purchase any of the foregoing;

                           (n)        event or condition of any character that has had or is reasonably likely to have an adverse effect on Innofone.com, Inc.;

                           (o)        transaction outside of the ordinary course of business initiated by Innofone.com, Inc., other than this agreement; or

                           (p)        negotiation or agreement by Innofone.com, Inc. or any officer or employee thereof to do any of the things described in the preceding clauses (a) through (o).

                  4.23   Minute Books.  The minutes of Innofone.com, Inc. (to be delivered to counsel for the Purchaser on or before the Closing Date) are the only minutes of and contain a reasonably accurate summary of all meetings of the Board of Directors (or committees thereof) of Innofone.com, Inc. and their respective shareholders or actions by written consent since the time of incorporation, respectively of Innofone.com, Inc.

                  4.24   Environmental Matters.

                           (a)        Hazardous Material. Innofone.com, Inc. has never: (i) operated any underground storage tanks at any property that Innofone.com, Inc. has at any time owned, operated, occupied or leased; or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable foreign, federal, state, or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a “Hazardous Material”), but excluding office and janitorial supplies properly and safely maintained Hazardous Material.  No Hazardous Materials are present as a result of the actions of the Company or as a result of any actions of any other person or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

                           (b)        Hazardous Materials Activities.  The Company has never transported, stored, used, manufactured, disposed of, released or exposed its employees or others to engaged in any Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has either of them disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as

“Hazardous Materials Activities”).  Activities in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

                           (c)        Environmental Liabilities.  No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge of the Company, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company.  The Company Innofone.com, Inc. has no knowledge of any fact or circumstance which could reasonably be expected to involve the Company in any environmental litigation or impose upon the Company any environmental liability.

                  4.25    Compliance with Laws.  The Company has not received any notices of violation with respect to, has complied with, and is not in violation of, and any foreign, federal, state or local statute, law or regulation.

                  4.26    Warranties; Indemnities.  The Company has not given any warranties or indemnities relating to products or technology sold or licensed or services rendered by the Company.

                  4.27    Compliance.  The Company has complied with all laws, regulations and orders applicable to its present and proposed business and has all permits, variances, orders, approvals, and licenses required thereby.  There is no term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it is bound or of any provision of any existing state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company, that would reasonably cause an adverse effect on the Company or affect this Agreement, or, so far as the Company may now reasonably foresee, in the future is reasonably likely to cause an adverse effect on the Company.  None of the Shareholders of the Company nor any employee of the Company is in violation of any term of any contract or covenant (either with the Company or with another entity) relating to employment, patents, proprietary information disclosure, noncompetition or non-solicitation.

         5.       Additional Covenants.

                  5.1      Brokerage Commissions and Finders’ Fees. There are no brokerage commissions or finders fees payable as a result of the transaction.

                  5.2      Conduct of The Company.  During the period from the date of this Agreement and continuing until the Closing Date, the Company, agrees  to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of the Company when due, to pay or perform other obligations when due, and, to the extent consistent with such business, use its commercially reasonable efforts consistent with past practice and policies to preserve intact the present business organizations of the Company, all with the understanding that the Company must eliminate all liabilities of the Company prior to the Closing Date. The Company shall promptly notify the Purchaser of any event or occurrence or emergency not in the ordinary course of business of the Company and any material event involving the Company.

                  5.3     The Company shall not, without the prior written consent of the Fund :

                           (a)        declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of the capital stock of the Company (or options, warrants or other rights exercisable therefor) except for repurchases of shares of the Company’s Common Stock from employees of the Company, as the case may be, in connection with the termination of their employment;

                           (b)        issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of the Company capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating Innofone.com, Inc. to issue or purchase any such shares or other convertible securities, or accelerate the vesting of any stock options, except for the issuance of shares of the Company’s Common Stock upon the exercise or conversion of those options, warrants or other rights, or convertible securities that are outstanding on the date hereof;

                           (c)        cause or permit any amendments to the Articles of Incorporation or Bylaws of the Company;

                           (d)        acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

                           (e)        sell, lease, license or otherwise dispose of any of its properties or assets;

                           (f)        incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities;

                           (g)        grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement;

                           (h)        grant any severance or termination pay to any director, officer, employee, or service provider of the Company;

                           (i)         adopt any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees;

                           (j)         revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

                           (k)        make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                           (l)         accelerate the vesting schedule of any of the outstanding stock options of the Company;

                           (m)       take, or agree in writing or otherwise to take, any of the actions described in sub-Sections (a) through (l) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder, or any other action not in the ordinary course of the business or inconsistent with past practice of the Company.

                  5.4     Termination of Agreements.  The Company shall terminate, or cause to be terminated, prior to the Closing Date, all agreements between the Company and any person (other than non-disclosure, confidentiality, invention agreements, and any other agreements entered into as expressly contemplated and provided for by this Agreement).  There are no subsidiaries of the Company.

                  5.5      Expenses.  Each respective Party will pay all expenses and fees of their respective legal counsel, accountants, and other agents and advisers incurred pursuant to this Agreement regardless of whether the transactions contemplated in this Agreement are consummated.

                  5.6      Deliveries.  On or prior to the Closing Date the Company Innofone.com, Inc. shall deliver to counsel for the fund full and complete copies of all corporate records including but not limited to: by-laws (including any amendments), Certificate of Incorporation (including any amendments), the Company SEC Reports (and back up documentation), stock ledgers, board and stockholder minutes, agreements.  The minutes of the Company (to be delivered to counsel for the Purchaser on or before the Closing Date) are the only minutes of the Company and contain an accurate summary of all meetings of the Board of Directors (or committees thereof) of the Company and their respective shareholders or actions by written consent since the time of incorporation.

                  5.7     Annual Report.  Before 60 days after Closing Date the company shall file with the SEC an annual report on Form 10-KSB for the quarter ending June 30, 2004.

                  5.8     Transfer Agent.  The Company shall take all actions necessary or as reasonably requested by Purchaser, to cause the Company or the Company’s transfer agent to have the Purchaser registered as the holder of the Shares, at no cost to the Purchaser.

         6.      Miscellaneous.

                  6.1     Entire Agreement.  This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof.

                  6.2     Notice.  All notices, requests, demands, directions and other communications (“Notices”) provided for in this Agreement shall be in writing and shall be mailed or delivered personally or sent by telecopier or facsimile to the applicable Party at the address of such Party set forth below in this Section 6.2.  When mailed, each such Notice shall be sent by first class, certified mail, return receipt requested, enclosed in a postage prepaid wrapper, and shall be effective on the third business day after it has been deposited in the mail.  When delivered personally, each such Notice shall be effective when delivered to the address for the respective Party set forth in this Section 6.2.  When sent by Telecopier or facsimile, each such Notice shall be effective on the first business day on which or after which it is sent.  Each such Notice shall be addressed to the Party to be notified as shown below:

Investor:            Innofone.com
                         Attention Peter Maddocks,
                         President
                         Tel.: (44) 0207822-2222
                         Fax.: (44) 0207-822-2211

Seller:                Alex Lightman
                         Chief Executive Officer
                         Corporate Office •
                         1431 Ocean Avenue,
                         Suite 600
                         Santa Monica, CA   90401
                         Tel  310-260-4887
                         Fax 310-458-2844

                  Either Party may change his or its respective address for purposes of this Section 6.2 by giving the other Party notice of the new address in the manner set forth above.

                  6.3     Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, and if any provision of this Agreement shall be or become prohibited or invalid in whole or in part for any reason whatsoever, that provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remaining portion of that provision or the remaining provisions of this Agreement.

                  6.4     Non-Waiver. The waiver of any Party of a breach or a violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation of any provision of this Agreement.

                  6.4     Amendment.  No amendment or modification of this Agreement shall be deemed effective unless and until it has been executed in writing by the Parties to this Agreement.  No term or condition of this Agreement shall be deemed to have been waived, nor shall there by any estoppel to enforce any provision of this Agreement, except by a written instrument that has been executed by the Party charged with such waiver or estoppel.

                  6.5     Inurement.  This Agreement shall be binding upon all of the Parties, and it shall benefit, respectively, each of the Parties, and their respective successors and assigns.  This Agreement shall not be assignable by any Party.  There are no third party beneficiaries to this Agreement.

                  6.6     Headings.  The headings to this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

                  6.7     Counterparts.  This Agreement may be executed in one or more counterparts, all of which taken together shall constitute a single instrument.

                  6.8     Survival of Representations and Warranties.  Each covenant, agreement, representation, warranty of the Parties under this Agreement and their obligations hereunder shall survive for two years the execution of this Agreement.

                  6.9     Arbitration. Any controversy arising out of, connected to, or relating to any matters herein of the transactions between Investor, Alex Lightman, or the Fund (including for purposes of arbitration, affiliates, professional advisors, accountants, attorneys, or agents of the Investor, the Company, and/or Alex Lightman on behalf of the undersigned, or this Agreement, or the breach thereof, including, but not limited to any claims of violations  United States law or statute shall be settled by arbitration.  In the event of such a dispute, each party to the conflict shall select an arbitrator, both of whom shall select a third arbitrator, which shall constitute the three-person arbitration board.  The decision of a majority of the board of arbitrators, who shall render their decision within thirty (30) days of appointment of the final arbitrator, shall be binding upon the parties.

                  6.10   Directors/Officers. Upon execution of this agreement Alex Lightman, as Chief Executive Officer of Innofone.com,  shall enter into a Five year Management Agreement and shall be granted a five (5) year management agreement at a minimum annual salary of $200,000 per annum with escalation per successive year of service TBD plus  an expense account related to business travel and entertainment in keeping with that of a Chief executive Officer of a Fund, He shall have the right to select a Chief Financial Officer and a Chief operating officer for the Fund as well as co Fund Managers and Directors.

         IN WITNESS WHEREOF, this Agreement is executed on the dates set forth below to be effective as of the Effective Date.

                                                                                          INVESTOR:

                                                                                          INNOFONE.COM, INC.

Date: _______________                                                   Signature By: Peter Maddocks
                                                                                          Title: President

                                                                                          _______________________

                                                                                          Ipv6 Fund INC

                                                                                          Signature By : Alexander Lightman President

                                                                                          Alexander Lightman

                                                                                                                                                                                                                                                                                                                              Date:
                                                                                          By: Alexander Lightman
                                                                                          Title: Individual